Exhibit 31.2

CERTIFICATION

I, David A. Veltri, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of U.S. Energy Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

DATED this 8th day of December 2016.

/s/ David A. Veltri

David A. Veltri

Principal financial officer